Exhibit 32.2

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
WITH RESPECT TO THE QUARTERLY REPORT ON FORM 10-QSB FOR THE PERIOD ENDED JANUARY 31, 2006 OF STRATEGY INTERNATIONAL INSURANCE GROUP, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Strategy International Insurance Group, Inc., a Texas corporation (the “Company”), does hereby certify to such officer’s knowledge that:

1.
The Company’s Quarterly Report on Form 10-QSB for the period ended January 31, 2006 (the “Form 10-QSB”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chief Executive Officer

March 31, 2006

/s/ Louis Lettieri
Name: Louis Lettieri
Title: Chief Financial Officer

March 31, 2006

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-QSB or as a separate disclosure document of the Company or the certifying officers.